UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2015

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2015, Ingrid Safranek, our Chief Financial Officer, submitted her resignation to our Board of Directors. The resignation became effective immediately.

In recognition of Mrs. Safranek's six years of services to our company, our Board of Directors determined by unanimous written consent on July 27 2015 that, notwithstanding Mrs. Safranek's voluntary resignation, the Company will pay Mrs. Safranek the remaining balance due her through December 31, 2015 pursuant to the terms of her existing employment agreement which is on file with the SEC. Concurrent with the submission of Mrs. Safranek's resignation,

Bernard Stolar, a member of the Company's Board of Directors since 1997 and currently Chairman of the Audit Committee, shall also become an officer of the Company and assume the roles of Acting Chief Financial Officer, principal accounting officer and principal financial officer, until such time as a permanent replacement can be found. Mr. Stolar also acts as a marketing and strategic planning advisor for our wholly-owned subsidiary, MyMedicalRecords, Inc.

From February 2006 until its purchase by Google, Inc. in February 2007, Mr. Stolar was Chairman of the Board of Adscape Media. From February 2007 to September 2008, he served as Game Industry Evangelist for Google, Inc., where his responsibilities included building Google's in-game advertising product including the deployment of Google's Android platform.

Mr. Stolar also previously served as President of Mattel Interactive, from January 2000 until the division was sold in April 2001. In that position he was responsible for all of Mattel's software, online and computer-enhanced toys for learning. Prior to joining Mattel, he spent four years as President and Chief Operating Officer of Sega of America, Inc. From 1994 to June 1996, Mr. Stolar served as Executive Vice President of Sony Computer Entertainment of America where he is credited for the launch of Sony PlayStation. He has served as an officer, board member and consultant for numerous gaming industry companies and is well known as an expert in game development and game industry operations. He is also a sought after keynote speaker internationally in the interactive digital industry. Mr. Stolar currently serves on the Board of Directors of Worlds.com.

There are no arrangements or understandings between Mr. Stolar and any other person pursuant to which he was selected an officer of the Company, nor are there any family relationships between Mr. Stolar and any of the Company's directors or executive officers. There are no transactions between Mr. Stolar and the Company that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
July 31, 2015	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer